Exhibit 99.1

UWMC ISSUES OPEN LETTER TO TWO HARBORS STOCKHOLDERS DETAILING NEW $12 PER SHARE OFFER

•Delivers amended offer to TWO Board allowing stockholders to elect $12.00 per share in cash ($0.70 per share more, or more than 6% higher, than CrossCountry Mortgage) or 2.3328 shares of UWMC common stock with no cap or proration on the amount of cash

•Urges Two Harbors stockholders to tell the TWO Board that it must exercise its fiduciary duty to maximize value for its stockholders and negotiate in good faith with UWMC

•UWMC provides additional detail on its prior offer not previously disclosed by the TWO board, the amended offer delivered today and why UWMC’s new offer is so clearly superior

PONTIAC AND NEW YORK, April 30, 2026 — UWM Holdings Corporation (“UWMC”) (NYSE: UWMC), today issued an open letter to the stockholders of Two Harbors Investment Corp. (“Two Harbors”) (NYSE: TWO). The letter sets out why UWMC’s new $12 per share offer is clearly superior to Two Harbors’ proposed transaction with CrossCountry. The letter also outlines how Two Harbors’ Board and management have not been working in the best interests of their shareholders, and have instituted provisions designed to benefit themselves at the expense of Two Harbors shareholders.

Full text of the letter follows below.

April 30, 2026
An Open Letter to the Stockholders of Two Harbors Investment Corp
Dear Two Harbors Stockholders:
We are writing directly to you because we believe that you deserve to receive unfiltered information about our current and prior offers and we do not believe that the Board of Directors (the “Board”) of Two Harbors Investment Corp. (“TWO” or “Two Harbors”) is telling you the full story.
On April 20, 2026 (the “April 20 Proposal”) we delivered the Board an offer that materially increased the consideration payable to TWO stockholders, offering a full cash or stock election supported by a committed unsecured $1.2 billion bridge facility from Mizuho Bank, Ltd. Rather than engaging with us on this clearly superior proposal, the Board significantly increased deal protections while only requiring CrossCountry Mortgage (“CrossCountry”) to match the cash election component of our offer. This is the definition of entrenchment. They did not negotiate on your behalf with us. Instead, they just had CrossCountry raise the bare minimum to match what is essentially the floor value of our prior offer and then made it harder for UWMC to offer you more value by agreeing to a higher termination fee with CrossCountry. As a result, we are disclosing the terms of our new, revised offer (the “April 30 Proposal”) directly to the TWO stockholders to ensure that you are fully informed. We want you to know your options.
We have today delivered to the Board a new, revised proposal that:
•Increases the Cash Election From $11.30 To $12.00 Per Share While Preserving The Ability To Elect Stock — a $0.70 per share premium over the $11.30 figure announced by the Board on April 28 — while preserving the same 2.3328 stock exchange ratio for those TWO stockholders who wish to elect stock consideration. Accordingly, Two Harbors stockholders who wish to receive value certain at $12.00 per share will do so, while those who elect to receive stock consideration

Exhibit 99.1
preserve the potential for upside. This election may be made by TWO shareholders until shortly prior to closing. There is always additional value in having optionality.
•Is supported by a committed, unsecured $1.3 billion bridge facility from Mizuho Bank, Ltd., increased to reflect the higher cash offer, with no ratings trigger, no borrowing-base test, and no market contingency.
We believe that this offer is a Superior Offer and we strongly urge TWO stockholders to reach out to your Board and tell it to negotiate with UWMC to finalize a Merger Agreement with us and bring you this higher value alternative.
Our April 20 Proposal Offered Increased Value to TWO Stockholders
On April 28, 2026, the Board announced an amendment to its merger agreement with CrossCountry raising the per-share cash consideration to $11.30 and continued to recommend that you vote in favor of the CrossCountry transaction at the special meeting scheduled for May 19, 2026. This increase in price was in direct response to our April 20th Proposal. The Board’s announcement told you that it had reviewed our proposal, but it did not tell you what our April 20 Proposal actually said. We are writing to you directly so that you have the unfiltered facts.
Our April 20 Proposal offered each Two Harbors stockholder, on a share-by-share basis, with no cap, no proration, and no forced allocation, the complete choice to receive as consideration either (1) $11.30 in cash (a $0.50 premium to the $10.80 per share that CrossCountry was then offering) or 2.3328 shares of UWMC Class A common stock, the same fixed exchange ratio your Board determined superior in December 2025 when it signed an all-stock merger agreement with us at that ratio.
Our April 30 Proposal Increases the Value Offered to TWO Stockholders
Increased Cash Consideration - We have today delivered to the Board a revised proposal that increases the cash election from $11.30 to $12.00 per share, offering each Two Harbors stockholder, on a share-by-share basis, with no cap, no proration, and no forced allocation, the unfettered choice to receive as consideration either of the following:
•$12.00 in cash — a $0.70 premium, or more than 6% higher than the $11.30 per share that CrossCountry is offering; or
•2.3328 shares of UWMC Class A common stock — the same fixed exchange ratio your Board determined superior in December 2025 when it signed an all-stock merger agreement with us at that ratio which could possibly deliver an even greater premium for stockholders.
Increased Committed Financing. Mizuho has agreed to increase its committed unsecured bridge facility from $1.2 billion to $1.3 billion, sufficient to fund 100% of the cash election at the revised price. The terms remain unsecured and free of any financing condition.
Opportunity to Participate in Combined Company If You Want - Your Board accepted, in December 2025, an all-stock transaction at the same 2.3328 exchange ratio we are offering today — implying total per-share consideration of approximately $11.94 at the then-prevailing UWMC stock price. Since that time, UWMC stock has been impacted by short selling, arbitrage activity, global events and, in our view, the actions of your own Board. The intrinsic value of UWMC, however, has not changed; if anything, it has improved. Our 2026 results have tracked the projections we shared with your Board and your financial advisor in connection with the December agreement, and our most recent quarter, the results of which will be made public next week, was better than our expectations.

Exhibit 99.1
Form 8-K filing for full transparency. We will be filing a Form 8-K disclosing the precise terms of our offer and our prior offer. Stockholders should not have to rely on the Board’s characterization of our proposal — the document itself will be public.
Why We Believe Our Offer Is Superior
TWO stockholders will judge for themselves, but the comparison, in our view, is straightforward:

	UWMC April 30 Proposal	CCM April 28 Amendment
Cash election	$12.00 per share	$11.30 per share
Stock election	2.3328 UWMC Class A shares	None
Committed financing	$1.3B committed financing from Mizuho — no contingency	MSR-backed borrowing-base facility (per scant public information), with availability at closing subject to collateral value conditions and advance rate volatility
December 2025 reference value	Same exchange ratio your Board accepted (~$11.94 implied based on UWMC’s closing price of approximately $5.12 per share on the day prior to signing)	N/A
Houlihan Lokey implied UWMC value (Dec 2025 fairness opinion)	$14.61–$19.22 per Two Harbors share at the Exchange Ratio	N/A
Closing timeline	~2–3 months from signing	Targeted Q3 2026

What the Board Did Not Tell You
In its public communications, the Board characterized our April 20 Proposal in ways that, in our view, do not fairly describe its terms and we think that it is important that you are aware of these issues in order to make informed decisions.
•Our Financing Is Certain Despite Suggestions to the Contrary. Our April 20 Proposal had, and our April 30 Proposal has no financing conditions. To the contrary, both of our offers are supported by a committed, unsecured bridge facility from Mizuho Bank, Ltd. which is sufficient to pay all of the cash consideration, even if 100% of the TWO stockholders elected cash. This committed financing has no ratings trigger, no borrowing-base test, and no market contingency.
•The Board Failed to Disclose That Our Offer Includes A Stock Election. Stockholders who preferred to participate in the upside of the combined company can elect to receive UWMC stock at the same fixed exchange ratio your Board itself determined superior in December 2025. CrossCountry’s all-cash transaction provides no equivalent and is therefore, by definition, less valuable to stockholders.
•The Board Has Not Disclosed What Underpins CrossCountry’s Financing.
•Based on publicly available information, the financing supporting the CrossCountry transaction appears to rely on an MSR-backed borrowing-base facility — a structure whose availability at closing is subject to collateral-value tests and advance-rate volatility. We believe this is materially less stable than our committed unsecured commitment from Mizuho.
•In response to a direct question during Two Harbors earnings call on April 29 from the Research Division of JonesTrading Institutional Services, LLC, about the financing package

Exhibit 99.1
supporting CrossCountry’s $11.30 cash offer, your CEO responded with the following: “Yes. Thanks for the question, and I appreciate it. As you might expect, everything that is disclosable has been disclosed in the merger agreement, which is filed publicly. So I would refer you to that document to answer some of your questions.” To the contrary, the Merger Agreement does not include any substantive details concerning CrossCountry’s financing, nor are CrossCountry’s financial statements publicly available.
•The Amended CrossCountry Merger Agreement Includes a Termination Fee That Materially Hinders Your Ability To Maximize Value. To make it even harder for UWMC to offer you more value, the Board amended its agreement with CrossCountry to increase the deal protections, including nearly doubling the termination fee — from $25.4 million to $50 million — and adding additional closing conditions which seek to delay the closing – all while a superior proposal was pending. Neither the higher termination fee nor the delays in closing benefit you. Their sole purpose is to make it more expensive for UWMC to compete on your behalf. We do not believe these provisions are appropriate exercises of the Board’s fiduciary duties and urge TWO stockholders to remind the Board that their fiduciary duties are owed to them and not to management.
We believe the Company’s and Board’s actions throughout this process constitute willful breach of contract, breach of fiduciary duty and other tortious conduct. Company Management and the Board appear to be acting in their own self-interest, to the detriment of the TWO stockholders, and in violation of UWMC's rights. We are actively considering litigation options.
What We Are Asking
We respectfully ask you to:
•Read our Form 8-K when filed, so that you can evaluate the actual terms of our proposal rather than the Board’s characterization of it.
•Tell the TWO Board that you expect them to engage in good faith with the April 30 Proposal as a Company Superior Proposal under Section 6.3 of the CrossCountry Merger Agreement.
•Consider carefully how you intend to vote at the May 19 special meeting in light of the superior alternatives now available.
We thank you for your attention. We remain prepared to execute promptly and to deliver this transaction on the timeline our prior work permits.

Sincerely,

UWM HOLDINGS CORPORATION

Adam Wolfe
Secretary of the Board

Exhibit 99.1
About UWM Holdings Corporation and United Wholesale Mortgage

Headquartered in Pontiac, Michigan, UWM Holdings Corporation (UWMC) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for 11 consecutive years and is also the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

Cautionary Note Regarding Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this communication include statements regarding our expectations and beliefs related to (i) the timing of the completion of any proposed transaction; (ii) the ability of the parties to complete any proposed transaction; (iii) the benefits of a proposed transaction; and (iv) UWMC’s intrinsic value. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i)  that the parties will not agree to pursue a business combination transaction or that the terms of any such transaction will be materially different from those described herein; (ii) the ability of the parties to satisfy the conditions to any proposed transaction, including obtaining stockholder approval and regulatory approval, on a timely basis or at all; (iii) the ability to obtain synergies and benefits of any proposed transaction; (iv) UWMC’s ability to successfully implement strategic decisions and product launches; (v) UWMC’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (vi) UWMC’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (vii) UWMC’s ability to sell loans in the secondary market; (viii) UWMC’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (ix) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (x) our ability to consummate the merger with Two Harbors and achieve the anticipated benefits; (xi) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (xii) UWMC’s dependence on Independent Mortgage Advisors to originate mortgage loans; (xiii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (xiv) UWMC’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xv) UWMC’s ability to continue to attract and retain its broker relationships; (xvi) UWMC’s ability to implement technological innovation, such as AI in our operations; (xvii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xviii) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xix) UWMC’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xx) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (the “SEC”) including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

No Offer or Solicitation

Exhibit 99.1

This communication is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

This communication relates to a proposal that UWMC has made to the Two Harbors Board for a business combination transaction with Two Harbors. In furtherance of this proposal and subject to future developments, UWMC (and, if applicable, Two Harbors) may file one or more registration statements, proxy statements, tender or exchange offers or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, tender or exchange offer document, prospectus or other document UWMC and/or Two Harbors may file with the SEC in connection with a proposed transaction.

INVESTORS AND SECURITYHOLDERS OF UWMC AND TWO HARBORS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT, TENDER OR EXCHANGE OFFER DOCUMENT, PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT UWMC, TWO HARBORS, A PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of UWMC and Two Harbors will be able to obtain copies of these documents if and when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about UWMC and Two Harbors, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by UWMC will be available free of charge under the SEC Filings heading of the Investor Relations section of UWMC’s website at https://investors.uwm.com.
Participants in the Solicitation
This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, UWMC and its respective directors and executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies from Two Harbors stockholders in respect of a proposed transaction under the rules of the SEC. Information regarding UWMC’s directors and executive officers is available in UWMC’s Annual Report on Form 10-K for the year ended December 31, 2025, and UWMC’s proxy statement, dated April 24, 2026, for its 2026 annual meeting of stockholders (the “UWMC 2026 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”, “Executive Compensation”, “Stock Ownership” and “Proposal 3 – Advisory Vote on Executive Officer Compensation” in the UWMC 2026 Proxy. Any changes in the holdings of UWMC’s securities by UWMC’s directors or executive officers from the amounts described in the UWMC 2026 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the UWMC 2026 Proxy and are available at the SEC’s website at www.sec.gov.

Exhibit 99.1

For inquiries regarding UWM, please contact:
INVESTOR CONTACTS	MEDIA CONTACTS
Blake Kolo	Nicole Roberts
InvestorRelations@uwm.com	Media@uwm.com

ADDITIONAL INVESTOR CONTACTS	ADDITIONAL MEDIA CONTACTS
Bruce Goldfarb/Chuck Garske/Jeremy Provost	Paul Caminiti/Hugh Burns/Nicholas Leasure
Okapi Partners	Reevemark
212-297-0720	212-433-4600
info@okapipartners.com	UWM-Team@Reevemark.com